Exhibit 99.1

NEWS RELEASE

April 23, 2018

AVANGRID Reports First Quarter 2018 Earnings Results and Affirms 2018 Earnings Outlook

●	1Q ’18 consolidated U.S. GAAP net income of $244 million, or $0.79 per share; consolidated non-U.S. GAAP adjusted net income of $243 million, or $0.78 per share
●	Affirms 2018 earnings outlook of $2.16-$2.46 on a U.S. GAAP basis and $2.22-$2.50 on a non-U.S. GAAP adjusted basis
●	Additional renewables mega-watts (MW) operating in 1Q ’18; 534 MW of wind, 56 MW of solar
●	Completed the sale of the Gas Trading business; sale of Gas Storage business expected to be completed in May ’18
●	New England Clean Energy Connect (NECEC) transmission project selected in the Massachusetts 83D clean energy request for proposal (RFP)

(Orange, CT – April 23, 2018) Today AVANGRID, Inc. (NYSE: AGR) reported consolidated U.S. GAAP net income of $244 million, or $0.79 per share, for the first quarter ended March 31, 2018, compared to $239 million, or $0.77 per share, for the same period in 2017. Excluding the Gas Storage and Trading businesses and certain losses related to its sale, mark-to-market adjustments in the Renewables segment and restructuring charges, non-U.S. GAAP consolidated adjusted net income was $243 million, or $0.78 per share, for the quarter ended March 31, 2018, compared to $227 million, or $0.73 per share, for the same period in 2017, a 7% increase.

“Our first quarter 2018 financial results were on track to meet our earnings outlook for the full year,” commented James P. Torgerson, chief executive officer of AVANGRID. “Adjusted earnings improved primarily due to the implementation of our multi-year rate plans, increased wind production mainly from the 534 MW of capacity that came on-line in 2017, and continued focus on operational excellence and best practices implementation.”

“We are committed to investing in the region’s clean energy infrastructure, and are excited that our NECEC transmission project was selected to deliver clean energy into the Commonwealth of Massachusetts,” added Torgerson. “We are executing on our strategy that will drive continued earnings growth.”

Net income and earnings per share for the first quarter of 2018 and 2017 on a U.S. GAAP basis and a non-U.S. GAAP adjusted basis are set forth below:

	GAAP Net Income (Loss) - $M
	Three months ended March 31,
	2018	2017	'18 vs '17
Networks	$200	$172	$28
Renewables	50	70	(20)
Corporate	(5)	(5)	(0)
Gas Storage	(1)	2	(3)

Net Income	$244	$239	$5

	GAAP Earnings (Loss) Per Share
	Three months ended March 31,
	2018	2017	'18 vs '17
Networks	$0.65	$0.56	$0.09
Renewables	0.16	0.23	(0.07)
Corporate	(0.02)	(0.02)	(0.00)
Gas Storage	(0.00)	0.01	(0.01)

Earnings Per Share	$0.79	$0.77	$0.02

Weighted-avg # of Shares (M):	309.5	309.5
Amounts may not add due to rounding

	Non-GAAP Adjusted Net Income (Loss) - $M
	Three months ended March 31,
	Adjusted 2018	Adjusted 2017	Adjusted '18 vs '17
Networks	$201	$172	$29
Renewables	47	59	(13)
Corporate	(5)	(5)	(1)

Adjusted Net Income	$243	$227	$16

	Non-GAAP Adjusted Earnings (Loss) Per Share
	Three months ended March 31,
	Adjusted 2018	Adjusted 2017	Adjusted '18 vs '17
Networks	$0.65	$0.56	$0.09
Renewables	0.15	0.19	(0.04)
Corporate	(0.02)	(0.02)	(0.00)

Adjusted Earnings Per Share	$0.78	$0.73	$0.05

Weighted-avg # of Shares (M):	309.5	309.5
Amounts may not add due to rounding

For additional information, see “Use of Non-U.S. GAAP Financial Measures” and “Reconciliation of Non-U.S. GAAP Financial Measures” at the end of the release.

The following results for AVANGRID’s business segments are reported in U.S. GAAP.

Avangrid Networks

For the first quarter 2018, Avangrid Networks earned $200 million, or $0.65 per share, compared to $172 million, or $0.56 per share, in 2017. Earnings for the first quarter 2018 compared to 2017 benefitted primarily from the implementation of the multi-year rate plans in New York and Connecticut, including a new three-year rate plan for The Southern Connecticut Gas Company effective January 1, 2018, ongoing implementation of best practices and cost management and lower earnings sharing as compared to the first quarter of 2017.

Avangrid Renewables

For the first quarter 2018, Avangrid Renewables earned $50 million, or $0.16 per share, compared to $70 million, or $0.23 per share, for the same period in 2017. Earnings for the first quarter 2018 compared to 2017 benefitted from improved wind production, primarily from the completion of several wind farms totaling 534 MW that came online in 2017, and from the addition of 56 MW of solar in the 4Q ’17. These benefits were offset by less favorable mark-to-market adjustments and the absence of positive discrete tax adjustments recorded in the first quarter of 2017.

Corporate

For the first quarter 2018, Corporate incurred a net loss of $5 million, or $0.02 per share, compared to a net loss of $5 million, or $0.02 per share, for the same period in 2017.

Gas Storage

In late 2017, AVANGRID committed to a plan to sell the Gas Storage and Trading businesses and recorded the assets and liabilities associated with the businesses as assets held for sale. In early March 2018, the sale of the Gas Trading business was complete and the sale of the remaining Gas Storage business is expected to close in May of 2018.

For the first quarter 2018, Gas Storage incurred a net loss of $1 million, compared to net income of $2 million, or $0.01 per share, for the same period in 2017.

Outlook

AVANGRID affirms its U.S. GAAP consolidated earnings outlook for 2018 of $2.16-$2.46 per share and its adjusted non-U.S. GAAP consolidated earnings outlook of $2.22-$2.50 per share. AVANGRID believes the adjusted consolidated earnings outlook is useful in understanding and evaluating actual and projected financial performance of the company. Details of the earnings components are as follows:

Outlook - Estimated EPS

As of April 23, 2018

	U.S. GAAP	Non-U.S. GAAP Adjusted(1)
Networks	$1.78 - $1.86	$1.78 - $1.86
Renewables	$0.55 - $0.70	$0.55 - $0.70
Corporate	($0.15) - ($0.05)	($0.15) - ($0.05)
Gas Storage	($0.06) - ($0.03)	N/A
EPS	$2.16 - $2.46	$2.22 - $2.50

Amounts may not add due to rounding; Estimates are not expected to be additive.

Assumes approx. 309.5 million shares outstanding

(1) Adjusted EPS excludes the Gas Storage business. Renewables MTM is not excluded because it cannot be estimated.

Webcast

AVANGRID will webcast an audio-only financial presentation in conjunction with releasing first quarter 2018 earnings today beginning at 10:00 A.M. Eastern time. The webcast will feature a presentation from Avangrid’s CEO, James P. Torgerson and other members of the executive team, and can be accessed through the Investor Relations’ section of Avangrid’s website at http://www.Avangrid.com.

Contacts:

Analysts: Patricia Cosgel 203-499-2624

Media: Michael West Jr. 203-499-3858

About AVANGRID: AVANGRID, Inc. (NYSE: AGR) is a diversified energy and utility company with approximately $32 billion in assets and operations in 27 states. The Company operates regulated utilities and electricity generation through two primary lines of business, Avangrid Networks and Avangrid Renewables. Avangrid Networks includes eight electric and natural gas utilities, serving 3.2 million customers in New York and New England. Avangrid Renewables owns and operates 7.1 gigawatts of electricity capacity, primarily through wind power, with presence in 22 states across the United States. AVANGRID employs approximately 6,600 people. For more information, visit www.avangrid.com.

Forward Looking Statements

Certain statements in this presentation may relate to our future business and financial performance and future events or developments involving us and our subsidiaries that are not purely historical and may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of forward-looking terms such as “may,” “will,” “should,” “would,” “could,” “can,” “expect(s,)” “believe(s),” “anticipate(s),” “intend(s),” “plan(s),” “estimate(s),” “project(s),”“assume(s),” “guide(s),” “target(s),” “forecast(s),” “are (is) confident that” and “seek(s)” or the negative of such terms or other variations on such terms or comparable terminology. Such forward looking statements include, but are not limited to, statements about our plans, objectives and intentions, outlooks or expectations for earnings, revenues, expenses or other future financial or business performance, strategies or expectations, or the impact of legal or regulatory matters on our business, results of operations or financial condition. Such statements are based upon the current reasonable beliefs, expectations and assumptions of our management and are subject to significant risks and uncertainties that could cause actual outcomes and results to differ materially. Important factors that could cause actual results to differ materially from those indicated by such forward-looking statements include, without limitation, the risks and uncertainties set forth under the section entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for the year ended December 31, 2017, which is on file with the Securities and Exchange Commission (SEC) and available on our investor relations website at www.Avangrid.com and on the SEC website at www.sec.gov. Additional information will also be set forth in subsequent filings with the SEC. You should consider these factors carefully in evaluating for-ward looking statements. Should one or more of these risks or uncertainties materialize, or should any of the underlying assumptions prove incorrect, actual results may vary in material respects from those expressed or implied by these forward-looking statements. You should not place undue reliance on these forward-looking statements. We do not undertake any obligation to update or revise any forward-looking statements to reflect events or circumstances after the date of this presentation whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

Use of Non-U.S. GAAP Financial Measures

To supplement our consolidated financial statements presented in accordance with U.S. GAAP, AVANGRID considers certain non-GAAP financial measures that are not prepared in accordance with U.S. GAAP, including adjusted net income, adjusted EPS, adjusted gross margin and adjusted EBITDA. The non-GAAP financial measures we use are specific to AVANGRID and the non-GAAP financial measures of other companies may not be calculated in the same manner. We use these non-GAAP financial measures, in addition to U.S. GAAP measures, to establish operating budgets and operational goals to manage and monitor our business, evaluate our operating and financial performance and to compare such performance to prior periods and to the performance of our competitors. We believe that presenting such non-GAAP financial measures is useful because such measures can be used to analyze and compare profitability between companies and industries because it eliminates the impact of financing and certain non-cash charges as well as allow for an evaluation of AVANGRID with a focus on the performance of its core operations. In addition, we present non-GAAP financial measures because we believe that they and other similar measures are widely used by certain investors, securities analysts and other interested parties as supplemental measures of performance.

We provide adjusted net income and adjusted earnings per share, which are adjusted to reflect the effect of mark-to-market changes in the fair value of derivative instruments used by AVANGRID to economically hedge market price fluctuations in related underlying physical transactions for the purchase and sale of electricity, adjustments for the non-core Gas Storage business including certain losses related to its sale, and restructuring charges primarily associated with reorganizing to better align our people resources with business demands and priorities as part of the Forward 2020+ program. We define adjusted EBITDA as net income attributable to AVANGRID, adding back income tax expense, depreciation, amortization, impairment of non-current assets and interest expense, net of capitalization, and then subtracting other income and earnings from equity method investments. We also define adjusted gross margin as adjusted EBITDA adding back operations and maintenance and taxes other than income taxes and then subtracting transmission wheeling. The most directly comparable U.S. GAAP measure to adjusted EBITDA and adjusted gross margin is net income. We believe that presenting these non-GAAP financial measures is useful in understanding and evaluating actual and projected financial performance and contribution of AVANGRID core lines of business and to more fully compare and explain our results. The most directly comparable U.S. GAAP measure to adjusted net income is net income. We also provide adjusted EPS, which is adjusted net income converted to an earnings per share amount.

The use of non-GAAP financial measures is not intended to be considered in isolation or as a substitute for, or superior to, AVANGRID’s U.S. GAAP financial information, and investors are cautioned that the non-GAAP financial measures are limited in their usefulness, may be unique to AVANGRID, and should be considered only as a supplement to AVANGRID’s U.S. GAAP financial measures. The non-GAAP financial measures may not be comparable to other similarly titled measures of other companies and have limitations as analytical tools. Non-GAAP financial measures are not primary measurements of our performance under U.S. GAAP and should not be considered as alternatives to operating income, net income or any other performance measures determined in accordance with U.S. GAAP.

Avangrid, Inc.

Condensed Consolidated Statements of Income

(In Millions except per share amounts)

(Unaudited)

	Three months ended
	March 31,
($M)	2018	2017

Operating Revenues	$1,865	$1,758

Operating Expenses
Purchased power, natural gas and fuel used	576	465
Operations and maintenance	527	522
Loss from assets held for sale	5	-
Depreciation and amortization	203	197
Taxes other than income taxes	151	147

Total Operating Expenses	1,462	1,331

Operating Income	403	427

Other Income and (Expense)
Other expense	(21)	(16)
Earnings from equity method investments	2	2
Interest expense, net of capitalization	(74)	(71)

Income Before Income Tax	310	342

Income tax (benefit) expense	72	103

Net Income	238	239

Less: Net loss attributable to noncontrolling interests	(6)	-

Net Income Attributable to Avangrid, Inc.	$244	$239

Earnings per Common Share, Basic:	$0.79	$0.77

Earnings per Common Share, Diluted:	$0.79	$0.77

Weighted-average Number of Common Shares Outstanding (M):
Basic	309.5	309.5
Diluted	309.8	309.8
Amounts may not add due to rounding

Avangrid, Inc.

Condensed Consolidated Balance Sheets

(Unaudited)

	March 31,	December 31,
($M)	2018	2017
ASSETS
Current assets	$1,981	$2,260
Net property, plant & equipment in service	21,326	21,244
Total property, plant & equipment	22,757	22,669
Regulatory assets	2,734	2,738
Goodwill	3,127	3,127
Other assets	884	877

Total Assets	$31,483	$31,671

LIABILITIES AND EQUITY
Current liabilities	2,716	3,114
Regulatory liabilities	3,287	3,252
Other non-current liabilities	5,001	5,013
Non-current debt	5,160	5,196

Total Liabilities	16,164	16,575

EQUITY
Common stock	3	3
Additional paid-in-capital	13,654	13,653
Treasury stock	(8)	(8)
Retained earnings	1,579	1,475
Accumulated other comprehensive loss	(57)	(46)

Total Stockholders’ Equity	15,171	15,077

Noncontrolling interests	148	19
Total Equity	15,319	15,096

Total Liabilities & Equity	$31,483	$31,671

Amounts may not add due to rounding

Avangrid, Inc.

Condensed Consolidated Statement of Cash Flows

(Unaudited)

	Three months ended
	March 31,
$M	2018	2017
Cash Flow from Operating Activities:
Net income	$238	$239

Net Cash Provided by Operating Activities	597	441

Cash Flow from Investing Activities:
Capital expenditures	(399)	(525)
Contributions in aid of construction	7	6
Proceeds from sale of assets	67	1
Cash distribution from equity method investments	2	2
Other investments and equity method investments, net	—	2

Net Cash Used in Investing Activities	(323)	(514)

Cash Flow from Financing Activities:
Repayments of non-current debt	(2)	(4)
(Repayments) receipts of other short-term debt, net	(124)	205
Payments on tax equity financing arrangements	—	(27)
Repayments of capital leases	(8)	(27)
Issuance of common stock	(2)	(1)
Distributions to noncontrolling interests	(11)	—
Contributions from noncontrolling interests	6	—
Dividends paid	(134)	(134)

Net Cash (Used in) Provided by Financing Activities	(275)	12

Net Decrease in Cash, Cash Equivalents and Restricted Cash	(1)	(61)

Cash, Cash Equivalents and Restricted Cash, beginning of period	46	96

Cash, Cash Equivalents and Restricted Cash, end of period	$45	$35

Amounts may not add due to rounding

Reconcilation of Non-U.S. GAAP Financial Measures

Avangrid, Inc.

Reconciliation of Non-GAAP Adjusted Net Income (Loss) - $M

(Unaudited)

	Three months ended March 31,
	2018	2017	'18 vs '17
Networks	$200	$172	$28
Renewables	50	70	(20)
Corporate	(5)	(5)	(0)
Gas Storage	(1)	2	(3)

Net Income	$244	$239	$5
Adjustments:
Restructuring charges	1	-	1
Mark-to-market adjustments - Renewables	(5)	(17)	12
Loss from held for sale measurement	5	-	5
Income tax impact of adjustments*	10	6	4
Gas Storage, net of tax	(13)	(2)	(11)

Adjusted Net Income	$243	$227	$16

* 2018: Income tax impact of adjustments: $1M from mark-to-market adjustment - Renewables, $(0.3)M from restructuring charges - Networks, $9M from loss from held for sale measurement - Gas.

* 2017: Income tax impact of adjustments: $6M from mark-to-market adjustments - Renewables .

	Non-GAAP Adjusted Net Income (Loss) - $M
	Three months ended March 31,
	Adjusted 2018	Adjusted 2017	Adjusted '18 vs '17
Networks	$201	$172	$29
Renewables	47	59	(13)
Corporate	(5)	(5)	(1)

Adjusted Net Income	$243	$227	$16

Reconcilation of Non-U.S. GAAP Financial Measures

Avangrid, Inc.

Reconciliation of Adjusted Non-GAAP Earnings (Loss) Per Share (EPS)

(Unaudited)

	Three months ended March 31,
	2018	2017	'18 vs '17
Networks	$0.65	$0.56	$0.09
Renewables	0.16	0.23	(0.07)
Corporate	(0.02)	(0.02)	(0.00)
Gas Storage	(0.00)	0.01	(0.01)

Earnings Per Share	$0.79	$0.77	$0.02
Adjustments:
Restructuring charges	0.00	-	0.00
Mark-to-market adjustments - Renewables	(0.02)	(0.06)	0.04
Loss from held for sale measurement	0.02	-	0.02
Income tax impact of adjustments*	0.03	0.02	0.02
Gas Storage, net of tax	(0.04)	(0.01)	(0.03)

Adjusted Earnings Per Share	0.78	$0.73	$0.05

Weighted-avg # of Shares (M):	309.5	309.5
Amounts may not add due to rounding

* 2018: EPS Income tax impact of adjustments: $0.00 from mark-tomarket adjustment - Renewables and $(0.00) from restructuring charges - Networks, $0.03 from loss from held for sale measurement.

* 2017: EPS Income tax impact of adjustments: $0.02 from mark-to-market adjustment - Renewables.

	Non-GAAP Adjusted Earnings (Loss) Per Share
	Three months ended March 31,
	Adjusted 2018	Adjusted 2017	Adjusted '18 vs '17
Networks	$0.65	$0.56	$0.09
Renewables	0.15	0.19	(0.04)
Corporate	(0.02)	(0.02)	(0.00)

Adjusted Earnings Per Share	$0.78	$0.73	$0.05

Weighted-avg # of Shares (M):	309.5	309.5
Amounts may not add due to rounding